Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253882 on Form S-3 and Registration Statement No. 333-200351 on Form S-8 of our reports dated February 14, 2024, relating to the financial statements of Paramount Group, Inc. and the effectiveness of Paramount Group, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

February 14, 2024